United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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21st CENTURY HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21st CENTURY HOLDING COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2007

To the Shareholders of 21st Century Holding Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of 21st Century Holding Company, a Florida corporation (the “Company”), will be held at our principal executive offices at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, Florida 33311, at 11:00 A.M., on May 22, 2007 for the following purposes:

1.	To elect two Class I directors, each for a term of three years;

2.	To ratify the appointment of DeMeo Young McGrath as the Independent Registered Public Accounting Firm of the Company to serve for the 2007 fiscal year;

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 2, 2007 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Rebecca L. Campillo, Secretary

Lauderdale Lakes, Florida
April 20, 2007

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

21st CENTURY HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2007

PROXY STATEMENT

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of 21st Century Holding Company of proxies to be voted at our 2007 Annual Meeting of Shareholders, and at any postponement or adjournment of this meeting. Our Annual Meeting will be held on at our executive offices located at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, FL 33311. In this proxy statement, 21st Century Holding Company is referred to as the “Company,” ‘we,” “our” or “us.”

Our principal executive offices are located at 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311, and our telephone number is (954) 581-9993.

Outstanding Securities and Voting Rights

Only holders of record of our Common Stock at the close of business on April 2, 2007, the record date, will be entitled to notice of, and to vote at the, the Annual Meeting. On that date, we had 7,959,330 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein and “FOR” Proposal 2 - the ratification of DeMeo Young McGrath as our independent certified public accountants. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record meaning that your shares of Common Stock are represented by certificates in your name so that you appear as a shareholder on the records of our transfer agent, Registrar and Transfer Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

If you own shares in street name, meaning that your shares of Common Stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Alternatively, if your bank or brokerage firm has arranged for Internet or telephonic voting of shares, you may vote by following the instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

All votes will be tabulated by Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, FL 33311, for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder.

Attendance and Voting at the Annual Meeting

If you own Common Stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own Common Stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own Common Stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning Common Stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Costs of Mailing and Solicitation

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

Adjournment or Postponement of the Annual Meeting

The Annual Meeting may be adjourned or postponed without notice other than by an announcement made at the Annual Meeting, if approved by the holders of a majority of the shares represented and entitled to vote at the Annual Meeting. No proxies voted against approval of any of the proposals will be voted in favor of adjournment or postponement for the purpose of soliciting additional proxies. If we postpone the Annual Meeting, we will issue a press release to announce the new date, time and location of the Annual Meeting.

Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Proposal Two and Proposal Three will each require the affirmative vote of a majority of the total votes cast on each proposal in person or by proxy at the Annual Meeting.

BENEFICIAL SECURITY OWNERSHIP

The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our Common Stock by (i) each person who is known by us to beneficially own 5% or more of our outstanding Common Stock, (ii) each of our executive officers named in the Summary Compensation Table in the section “Executive Compensation,” (iii) each of our directors, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class Outstanding

Edward J. Lawson (3)	791,681	9.9%
Bruce F. Simberg (4)	167,750	2.1
Carl Dorf (5)	80,253	1.0
Richard W. Wilcox, Jr. (6)	70,250	*
J. Gordon Jennings, III (7)	49,000	*
Michael H. Braun (8)	32,075	*
Peter J. Prygelski (9)	17,900	*
Charles B. Hart, Jr. (10)	17,000	*

All directors and executive officers as a group (9 persons) (11)	1,225,909	15.4%

5% or greater holders:
Michele V. Lawson (12)	791,681	9.9%
3661 West Oakland Park Blvd, Suite 300
Lauderdale Lakes, FL 33311

First Wilshire Securities Management, Inc. (13)	837,602	10.5%
1224 East Green Street, Suite 200
Pasadena, CA 91106

* Less than 1%.

(1)	Except as otherwise indicated, the address of each person named in the table is c/o 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311.

(2)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock in which such persons have the right to acquire a beneficial interest within 60 days from the date of this Proxy Statement.

(3)
Represents 233,465 shares of Common Stock held of record by Michele V. Lawson, the wife of Mr. Lawson, 10,000 shares of Common Stock held by Mr. Lawson’s daughter, and 20,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson.

(4)	Includes 30,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Simberg.

(5)
Includes 5,764 shares of Common Stock held by Dorf Partners 2001 LP, 55,989 shares of Common Stock held by Dorf Trust, 1,500 shares of Common Stock held in a joint account with Mr. Dorf’s spouse, and 17,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Dorf.

(6)
Includes 3,000 shares of Common Stock held in Mr. Wilcox’s IRA, 15,000 shares of Common Stock held by Mr. Wilcox’s spouse and 17,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Wilcox.

(7)	Includes 34,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Jennings.

(8)	Includes 375 shares of Common Stock held in Mr. Braun’s 401(k) account and 20,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Braun.

(9)	Includes 300 shares of Common Stock held in Mr. Prygelski’s IRA and 17,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Prygelski.

(10)	Includes 17,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Hart.

(11)	Includes 172,500 shares of Common Stock issuable upon the exercise of stock options.

(12)
Represents 528,216 shares of Common Stock held of record by Edward J. Lawson, the husband of Mrs. Lawson, 10,000 shares of Common Stock held by Mrs. Lawson’s daughter and 20,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Lawson.

(13)
Includes 837,602 shares of Common Stock beneficially held by First Wilshire Securities Management, Inc. This information is based on the beneficial owner’s filing with the Securities and Exchange Commission under Section 13 and/or Section 16 of the Securities Exchange Act of 1934.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors consists of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III and provides that the exact number of directors comprising our Board of Directors will be determined from time to time by resolution adopted by the Board. At each annual meeting of shareholders, successors to the class of directors whose terms expires at that annual meeting are elected for a three-year term. The current term of the Class I directors terminates on May 31, 2007, the date of our 2007 Annual Meeting. The current term of the Class II directors terminates on the date of our 2009 annual meeting of shareholders and the current term of the Class III directors terminates on the date of our 2008 annual meeting of shareholders.

Messrs. Edward J. Lawson and Michael H. Braun currently serve as Class I directors. Our nominating committee has recommended them, our Board of Directors has nominated them, and they will stand for re-election at the Annual Meeting. Our Board of Directors has established by resolution that our Board of Directors will consist of 7 members, consisting of two Class I directors, three Class II directors and two Class III Directors. Bruce F. Simberg, Richard W. Wilcox, Jr. and Peter J. Prygelski currently serve as Class II directors and Carl Dorf and Charles B. Hart currently serve as Class III directors. If elected at the Annual Meeting, Messrs. Lawson and Braun will serve as Class I directors until our 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

  Messrs. Lawson and Braun have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the Board has designed a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Nominees for Class I Directors

The following persons were recommended by the Board of Directors and are nominated as directors as follows:

Name	Age	Position with the Company
Edward J. Lawson (2)	56	President, Chief Executive Officer,
		Chairman of the Board and Director

Michael H. Braun (2)	39	Director

(1)	Member of Independent Directors Committee.

(2)	Member of Investment Committee.

(3)	Member of Audit Committee.

Edward J. Lawson co-founded the Company and has served as our President and Chairman of the Board since the Company’s inception in 1991. Effective as of November 19, 2005, Mr. Lawson resumed his position as Chief Executive Officer of the Company. Mr. Lawson has more than 20 years' experience in the insurance industry, commencing with the founding of the Company's initial agency in 1983.

Michael H. Braun was appointed to the Board of Directors in December 2005. Mr. Braun has been with the Company since December 1998 and is currently the President of Federated National Insurance Company, a wholly-owned subsidiary of the Company. From 1996 to 1998 Mr. Braun owned and managed insurance agencies in central Florida. From 1991 to 1996 Mr. Braun managed a restaurant establishment.

Vote Required and Recommendation

The two nominees for election to the Board of Directors, as Class I directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. The Board recommends that its shareholders vote “FOR” each of the nominees for director set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Continuing Class II Directors

Set forth below is certain information concerning our Class II and Class III directors who are not currently standing for election:

Name	Age	Position with the Company
Bruce F. Simberg (2)	57	Director

Richard W. Wilcox, Jr. (1) (2) (3)	64	Director

Peter J. Prygelski (1) (2) (3)	37	Director

(1) Member of Independent Directors Committee.

(2) Member of Investment Committee.

(3) Member of Audit Committee.

Bruce F. Simberg has served as a director of the Company since January 1998. Mr. Simberg has been a practicing attorney for the last 30 years, most recently as managing partner of Conroy, Simberg, Ganon, Krevans & Abel, P.A., a law firm in Ft. Lauderdale, Florida, since October 1979.

Richard W. Wilcox, Jr. has served as a director of the Company since January 2003. Mr. Wilcox has been in the insurance industry for more than 40 years. In 1963, Mr. Wilcox started an insurance agency that eventually developed into a business generating $10 million in annual revenue. In 1991, Mr. Wilcox sold his agency to Hilb, Rogal and Hamilton Company (“HRH”) of Fort Lauderdale, for which he retained the position of President through 1998. In 1998, HRH of Fort Lauderdale merged with Poe and Brown of Fort Lauderdale, and Mr. Wilcox served as the Vice President of Poe and Brown until 1999, when he retired.

Peter J. Prygelski was appointed to the Board of Directors in January 2004.  Since April 2004, Mr. Prygelski has been Senior Manager with a Big 4 Accounting Firm in Fort Lauderdale, Florida.  Mr. Prygelski is a Certified Internal Auditor.  Prior to his employment in public accounting, Mr. Prygelski was a consultant in Sarbanes-Oxley compliance and internal audit matters from September 2003 to April 2004.  From November 1991 to August 2003, Mr. Prygelski was employed in the internal audit department of American Express, where he was most recently the Director/Assistant General Auditor of American Express Centurion Bank.  As such, Mr. Prygelski managed the company’s audit activities and managed a staff of 12 audit professionals and an annual department budget of $2.5 million.  His responsibilities included preparing and implementing the company’s annual audit plan; supporting the company’s audit committee by communicating issues related to planning, audit results, plan status, and integrated audit coverage; managing the relationships with senior management, the external auditors, and regulatory authorities; and addressing risks and control gaps to ensure that the company maintained an adequate control system.

Continuing Class III Directors

Name	Age	Position with the Company
Carl Dorf (1) (2)	66	Director

Charles B. Hart, Jr. (1) (2) (3)	67	Director

(1) Member of Independent Directors Committee.

(2) Member of Investment Committee.

(3) Member of Audit Committee.

Carl Dorf was appointed to the Board of Directors in August 2001. Since April 2001, Mr. Dorf has been the principal of Dorf Asset Management, LLC, and is responsible for all investment decisions made by that company. From January 1991 to February 2001, Mr. Dorf served as the Fund Manager of ING Pilgrim Bank and Thrift Fund. Prior to his experience at Pilgrim, Mr. Dorf was a principal in Dorf & Associates, an investment management company.

Charles B. Hart, Jr. was appointed to the Board of Directors in March 2002. Mr. Hart has more than 40 years of experience in the insurance industry. From 1973 to 1999, Mr. Hart served as President of Public Assurance Group and as General Manager of Operations for Bristol West Insurance Services. Since 1999, Mr. Hart has acted as an insurance consultant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers, directors and holders of more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and The Nasdaq National Market (“Nasdaq”). Such persons are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons, we believe that, with respect to the fiscal year ended December 31, 2006, all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.

Corporate Governance

We have adopted a Code of Conduct for all employees, officers and directors of the Company. A copy of our Code of Conduct policy is available on our web site at www.21stcenturyholding.com.

Meetings and Committees of the Board of Directors

During 2006, the Board of Directors held four formal meetings and took actions by written consent on 22 occasions. During 2006, no director attended fewer than 75% of the board and committee meetings held during this period. The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting. Last year, five of our directors attended our annual meeting.

The Board has determined that the following directors are independent pursuant to NASD Rule 4200 and the Exchange Act: Carl Dorf, Charles B. Hart, Jr., Peter J. Prygelski, and Richard W. Wilcox, Jr.

The standing committees of the Board of Directors are the Audit Committee, the Independent Directors Committee and the Investment Committee. Charters for each committee are available upon the Company’s website at www.21stcenturyholding.com. The charter of each committee is also available in print to any shareholder who requests it from our Corporate Secretary.

Audit Committee

The Audit Committee is currently composed of Charles B. Hart, Jr., Richard W. Wilcox, Jr. and Peter J. Prygelski. Each member is independent as defined by NASDAQ rules for Audit Committee membership. Mr. Prygelski is a “financial expert” as that term is defined in the applicable rules and regulations of the Exchange Act and serves as the Chair of the Audit Committee. The Audit Committee met on eight (8) occasions in 2006.

Pursuant to its written charter, the duties and responsibilities of the Audit Committee include, but are not limited to, (a) the appointment of the independent certified public accountants and any termination of such engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing and financial statement matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next committee meeting.

The independent auditor must ensure that all audit and non-audit services have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

Independent Directors Committee

The Company’s Independent Directors Committee is currently composed of Mr. Dorf, Mr. Hart, Mr. Prygelski, and Mr. Wilcox. Each member is independent as defined by NASDAQ rules. Mr. Dorf serves as the Chairman of the Independent Directors Committee. This committee meets in executive session biannually and its duties and responsibilities include, but are not limited to, the following:

•	Function as the Company’s Compensation Committee and review and approve the compensation of our executive officers and directors

•	Administer the Company's 1998 Stock Option Plan, 2001 Franchise Stock Option Plan and 2002 Stock Option Plan

•	Function as the Company’s Nominating Committee.

The Independent Directors Committee has adopted written charters for its duties with respect to (i) the compensation of the Company’s executive officers and directors, contained in the Compensation Committee Charter and (ii) the nomination process for directors, contained in its Nomination Committee Charter.

During fiscal 2006, the Independent Director’s Committee held two formal meetings and acted two times by written consent. The Independent Director’s Committee reviewed and approved the compensation of the Company's executive officers and recommended and approved for reelection the current nominees as Class I Directors.

The Independent Directors Committee considers candidates for director who are recommended by its members, by other Board members and by management of the Company. The Independent Directors Committee will consider nominees recommended by our shareholders if the shareholder submits the nomination in compliance with the advance notice, information and other requirements described in our bylaws and applicable securities laws. The Independent Directors Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Independent Directors Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Independent Directors Committee is a person with strength of character, mature judgment, familiarity with the Company’s business and industry, independent of thought and an ability to work collegially.

Shareholders who wish to recommend nominees to the Independent Directors Committee should submit their recommendation in writing to the Secretary of the Company at its executive offices pursuant to the requirements contained in Article III, Section 13 of the Company’s Bylaws. This section provides that the notice shall include: (a) as to each person who the shareholder proposed to nominate for election, (i) name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the Company if so elected and (v) any other information relating to the person that is required to be disclosed in solicitation for proxies for the election of directors pursuant to Rule 14A under the Exchange Act; and (b) as to the shareholder giving the notice, the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Investment Committee

The Investment Committee is currently composed of the entire board of directors, including Edward J. Lawson, Charles B. Hart, Jr., Peter J. Prygelski, Bruce Simberg, Carl Dorf, Richard W. Wilcox, Jr. and Michael H. Braun. Mr. Lawson serves as the Chairman of the Investment Committee. The Investment Committee manages our investment portfolio. The Investment Committee held two formal meetings in 2006.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

2. The Audit Committee has discussed with DeMeo, Young, McGrath (“DeMeo”), independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

3. The Audit Committee has received the written disclosures and the letter from DeMeo required by the Independence Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with DeMeo their independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

/s/ Peter J. Prygelski, Chairman
/s/ Charles B. Hart, Jr.
/s/ Richard W. Wilcox, Jr.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy of the Compensation Program

The Independent Directors Committee (for purposes of this analysis, the “Compensation Committee”) of the Board has the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. With respect to executive compensation, the primary goal of the Compensation Committee is to attract and retain the most qualified, knowledgeable, dedicated and seasoned executives possible, to reward them for their contributions to the development of our business and to align the executives incentives with shareholder value creation.

The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the insurance industry while taking into account our relative performance and our own strategic goals.

The Compensation Committee conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a survey of executive compensation paid by six (6) property and casualty insurance companies as reported in each company’s proxy statement. The companies that we made our comparisons with are as follows: Affirmative Insurance Holdings, Inc. (NASDAQ: AFFM), Bristol West Holdings, Inc. (NYSE: BRW), Gainsco, Inc. (NYSE: GAN), National Atlantic Holdings Corp. (NASDAQ: NAHC), American Safety Insurance Holdings, Ltd. (NYSE: ASI) and Mercer Insurance Group, Inc. (NASDAQ: MIGP).

The Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation. During the evaluation process, the Compensation Committee receives substantial input from the Chief Executive Officer regarding the appropriate level and type of compensation for our executives.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the Company’s former Chief Operating Officer included in the Summary Compensation Table on page 12 are referred to as the “named executive officers.”

Elements of Compensation

Executive compensation consists of following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we currently believe that executive base salaries should be targeted slightly lower than the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. This belief may change over time. Base salaries are reviewed annually, as part of the Company’s review process, and are adjusted from time to time after taking into account a number of factors, including each executive’s level of responsibility, level of performance during the past fiscal year (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals, and our historical compensation levels. We believe in supplementing these salaries with stock options to reward both shareholders and management if the Company does well and the stock responds accordingly.

During fiscal 2006, our executive officers were Edward Lawson, our Chief Executive Officer and President, and Gordon Jennings, our Chief Financial Officer. The salary levels for Edward Lawson and Gordon Jennings are determined by the terms set forth in their respective employment agreements. Under these agreements, the Company is allowed to make discretionary increases in the executive’s base salaries, as it determines appropriate. In December 2006, the Compensation Committee reviewed the base salaries of our executives and increased Mr. Jennings’ base salary from $137,500 to $144,000, effective as of January 1, 2007.

Long-Term Incentive/Options Program.  We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock-based awards. Our stock option plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our shareholders. The Compensation Committee believes that the use of stock-based awards offers an additional method to achieving our compensation goals. Our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company without the adoption of stock ownership guidelines. We expect to continue to provide a portion of total compensation to our executives through our stock option plans rather than through additional cash-based compensation.

Our 1998 Stock Option Plan and 2002 Stock Option Plan authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock option plans. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, and retention considerations, as well as a review the individual’s existing share and option holdings. Periodic stock option grants are made at the discretion of the Compensation Committee and/or Mr. Lawson, our Chief Executive Officer, who has been granted limited authority by the Compensation Committee.

Stock options granted by us have an exercise price equal to or greater than the fair market value of our common stock on the day of grant, typically vest 20% per annum based upon continued employment over a five-year period, and generally expire six years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

In December 2006, the Compensation Committee granted 25,000 stock options to Mr. Lawson at an exercise price of $27.79 per share, which is equal to 110% of the fair market value of the company’s common stock on the date of grant, vest 100% on December 15, 2007 and expire on December 15, 2011.

The Compensation Committee has not established guidelines for the granting of plan-based awards in fiscal 2007.

Discretionary Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. During fiscal 2006, the Compensation Committee did not award any discretionary annual bonus to any executive officer but may elect do so in the future with the intention to compensate officers for achieving financial and/or operational goals and for achieving individual annual performance objectives.

Other Compensation.  Our executive officers who are parties to employment agreements will continue to be parties to such employment agreements in their current form until such time as the Compensation Committee determines, at its discretion, that revisions to such employment agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee, at its discretion, may revise, amend or add to the officers’ executive benefits and perquisites, if it deems it advisable. We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies. We currently have no plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits and perquisites provided thereunder.

Employee Benefit Plans. Our employees, including our executive officers, are entitled to various employee benefits. These benefits include the following: medical and dental care plans; flexible spending accounts for childcare expenses; life, accidental death and dismemberment and disability insurance; a 401(k) plan; and paid time off.

401(k) Plan. We offer a qualified 401(k) Plan to eligible employees. Under the plan, we may elect to match contributions made by participants, however, there have been no matching contributions made by us to any employee or executive officer since February 2001.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Report

/s/ Carl Dorf, Chairman
/s/ Charles B. Hart
/s/ Richard W. Wilcox, Jr.
/s/ Peter J. Prygelski

Summary Compensation Table

The following Summary Compensation table sets forth information regarding compensation earned by, awarded to or paid to our Chief Executive Officer, Chief Financial Officer and former Chief Operating Officer for the year ended December 31, 2006. We refer to these officers as our Named Executive Officers in other parts of this proxy statement. Our Chief Operating Officer resigned his position effective January 31, 2006 and to date we have not appointed or designated another individual to assume that position. We currently do not have any other individual employee of the Company designated as an executive officer.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Edward J. Lawson CEO, President and Chairman of the Board	2006	$175,000		—	—	$143,173	—	—	$23,630	(2)	$341,803

J. Gordon Jennings, III CFO	2006	$137,000		—	—	—	—	—	$16,912	(3.)	$153,912

Kent M. Linder COO (thru 01/31/06)	2006	$46,800	(4)	—	—	—	—	—	$1,348	(5)	$48,148

1. This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS123R. Assumptions used in the calculation of this amount are included in footnote 16 to the Company’s audited financial statements for fiscal year ended December 31, 2006.

2.  Includes $13,500 automobile allowance, $1,348 cellular phone, $6,003 health and dental insurance premiums, $979 club membership/dues and approximately $1,800 for events attended by officer and/or family in 2006.

3.  Includes $15,562 health and dental insurance premiums and approximately $1,350 for events attended by officer and/or family in 2006.

4.  Represents salary paid to Mr. Linder through 04/30/06 pursuant to the Separation Agreement executed on 01/31/06 between the Company and Mr. Linder.

5.  Includes $108 cellular phone and $1,240 health and dental insurance premiums.

Employment Agreements

Edward J. Lawson

We entered into an employment agreement with Edward J. Lawson, the Company's President and current Chief Executive Officer effective as of September 1, 1998, which has been subsequently amended. Under his agreement, Mr. Lawson is entitled to receive an annual salary of $175,000 per year and a monthly car allowance of $1,125. Mr. Lawson’s employment agreement has no specific termination date and the balance of the term under this agreement shall never be less than two years. It contains standard termination, non-competition, non-solicitation and confidentiality provisions. If Mr. Lawson’s employment with the Company is terminated, he is entitled to certain payments set forth in “Potential Payments on Termination or Change of Control” on page 17.

J. Gordon Jennings, III

We entered into an employment agreement with J. Gordon Jennings, III, the Company’s Chief Financial Officer, effective as of May 6, 2004. Under his agreement, Mr. Jennings is entitled to receive an annual salary of $144,000. The employment agreement is effective for four years through May 6, 2008 and Mr. Jennings is also entitled to receive such bonuses and increases as may be awarded by the Board of Directors. It also contains customary confidentiality and non-solicitation provisions. In December 2005, we entered into a non-compete agreement and an annual review agreement with Mr. Jennings. The non-compete agreement prohibits Mr. Jennings from directly or indirectly competing with us for a period of one year after the termination of his employment for any reason. If Mr. Jennings’ employment with the Company is terminated, he is entitled to certain payments set forth in “Potential Payments on Termination or Change of Control” on page 17.

Grants of Plan Based Awards

The following Grants of Plan-Based Awards table provides information regarding stock options granted to Named Executive Officers during 2006:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Awards Number of Shares of Stock	All Other Option Awards Number of Securities Underlying		Exercise or Base Price of Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options		Awards
Edward J. Lawson	12/15/2006	—	—	—	—	—	—	—	25,000	(1)	$27.79
J. Gordon Jennings, III	—	—	—	—	—	—	—	—	—		—
Kent M. Linder	—	—	—	—	—	—	—	—	—		—

1. Represents a grant of stock options made under the 1998 Stock Option Plan.

1998 Stock Option Plan and 2002 Stock Option Plan

Our 1998 Stock Option Plan (the “1998 Plan) and 2002 Stock Option Plan (“the 2002 Plan), (collectively the “Option Plans”) are administered by our Independent Directors Committee. The objectives of the Option Plans include attracting, motivating and retaining key personnel and promoting our success by linking the interests of our employees, directors and consultants with our success.

The Option Plans permit the granting of incentive stock options, which are options that comply with the requirements of Section 422 of the Internal Revenue Code, and non-statutory options that do not meet the requirements of Section 422. Incentive stock options may only be granted to our employees. Non-statutory stock options may be granted to anyone who is eligible to participate in the plan and provides valuable service to the company, including employees, directors, and consultants. Both incentive stock options and non-statutory stock options have been granted under the Option Plans.

Options Available for Issuance

There are 900,000 shares of common stock authorized for issuance upon exercise of options granted under the 1998 Plan and 1,800,000 under the 2002 Plan. As of December 31, 2006, 109,849 and 325,548 options to purchase shares of common stock were available for grant under the 1998 Plan and 2002 Plan, respectively. The options to be delivered under the plan will be made available, at the discretion of the Independent Directors Committee, from authorized but unissued shares or outstanding options that expire or are cancelled. If shares covered by an option cease to be issuable for any reason, such number of shares will no longer count against the shares authorized under the plan and may again be granted under the plan.

Term of Options

The term of each option is currently six (6) years from the date of the grant of the option, unless a shorter period is established for incentive stock options or the administrator of the Option Plans establishes a shorter period.

Vesting Schedule

Options granted under our Option Plans, unless waived or modified in a particular option agreement or by action of the Independent Directors Committee, typically vest according to the following schedule:

Vesting Schedule

From the Grant Date	Portion of Grant Vested
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

Options granted under the Option Plans require that the recipient of a grant be continuously employed or otherwise provide services to us or our subsidiaries. Failure to be continuously employed or in another service relationship, generally results in the forfeiture of options not vested at the time the employment or other service relationship ends. Termination of a recipient’s employment or other service relationship for cause generally results in the forfeiture of all of the recipients unexercised options.

 Adjustments in Our Capital Structure

The number and kind of shares available for grants under our Option Plans and any outstanding options under the plans, as well as the exercise price of outstanding options, will be subject to adjustment by the Independent Directors Committee in the event of any merger, consolidation, reorganization, stock split, stock dividend or other event causing a capital adjustment affecting the number of outstanding shares of common stock. In the event of a business combination or in the event of a sale of all or substantially all of our assets, the Independent Directors Committee may cash out some or all of the unexercised, vested options under the plan, or allow some or all of the options to remain outstanding, subject to certain conditions. Unless otherwise provided in individual option agreements, the vesting of outstanding options will not accelerate in connection with a business combination or in the event of a sale of all or substantially all of our assets.

Administration

The Compensation Committee has full discretionary authority to determine all matters relating to options granted under the Option Plans. The Compensation Committee has granted limited authority solely to the Chief Executive Officer to grant options to eligible individuals.

The Compensation Committee has the authority to determine the persons eligible to receive options, the number of shares subject to each option, the exercise price of each option, any vesting schedule, any acceleration of the vesting schedule and any extension of the exercise period.

Amendment and Termination

Our Board of Directors has authority to suspend, amend or terminate the plans, except as would adversely affect participants rights to outstanding awards without their consent. As the plan administrator, our Compensation Committee has the authority to interpret the plans and options granted under the Option Plans and to make all other determinations necessary or advisable for plan administration.

Outstanding Equity Awards At Fiscal Year-End; Option Exercises and Stock Vested

The following Outstanding Equity Awards At Fiscal Year-End table summarizes the holdings held by our Chief Executive Officer, Chief Financial Officer and former Chief Operating Officer as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards-NOT APPLICABLE
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	NOT APPLICABLE Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Edward J. Lawson	20,000	80,000	—	15.79	12/5/2011	—	—	—	—
	0	25,000	—	27.79	12/15/2011	—	—	—	—

J. Gordon Jennings, III	14,000	0	—	9.167	6/4/2008	—	—	—	—
	2,000	8,000	—	15.79	12/5/2011	—	—	—	—
	18,000	12,000	—	16.00	5/6/2010	—	—	—	—

Kent M. Linder	—	—	—	—	—	—	—	—	—

Option Exercises and Stock Vested

The following table summarizes the exercise of stock options by our Chief Executive Officer, Chief Financial Officer and former Chief Operating Officer during the last fiscal year. None of our Named Executive Officers have been granted stock awards or other similar instruments and therefore, have not exercised nor been vested in these instruments of compensation.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise (1)	Acquired on Vesting	Vesting
Edward J. Lawson	66,324	$1,018,099.31	—	—
J. Gordon Jennings, III	15,000	$297,495.00	—	—
Kent M. Linder	75,000	$602,573.39	—	—

1.  Represents the aggregate fair market price less the aggregate option cost on the date of exercise.

Pension Benefits

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined pension benefit plans sponsored by us.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Edward J. Lawson	—	—	—	—
J. Gordon Jennings, III	—	—	—	—
Kent M. Linder	—	—	—	—

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which will be comprised solely of outside directors as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2006	Registrant Contributions in 2006	Aggregate Earnings in 2006	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/06
Edward J. Lawson	—	—	—	—	—
J. Gordon Jennings, III	—	—	—	—	—
Kent M. Linder	—	—	—	—	—

Director Compensation

We currently have five (5) non-employee directors that qualify for compensation. Non-employee directors receive an initial stock option grant upon appointment to the board of directors and subsequent option grants as may be granted at the discretion of the Compensation Committee. In addition, non-employee directors receive annual cash compensation, perquisites as approved by the Compensation Committee and reimbursement of actual out-of-pocket expenses. Beginning 2006, in lieu of per meeting directors’ fees, the non-employee directors began to receive an annual retainer of $40,000, payable in quarterly installments of $10,000 in January, April, July and October. Directors who are also employees do not receive this compensation. Directors have not previously been given the option to be compensated in stock in lieu of cash, but may be given such option in the future at the discretion of the Compensation Committee.

In December 2005, Carl Dorf, Charles B. Hart, Jr., Peter J. Prygelski and Richard W. Wilcox, Jr. were each granted 10,000 stock options under the 2002 plan. The options vest 20% per year beginning December 5, 2006 and expire in six (6) years or December 5, 2011.

The following Non-Employee Directors’ Compensation Summary table sets forth information regarding the compensation we paid to our non-employee directors from January 1, 2006 to December 31, 2006.

NON-EMPLOYEE DIRECTORS' COMPENSATION SUMMARY

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation		Total
Carl Dorf	$40,000	—	—	—	—	—		$40,000
Charles B. Hart, Jr.	$40,000	—	—	—	—	$5,313	(1)	$45,313
Peter J. Prygelski	$40,000	—	—	—	—	$6,383	(2)	$46,383
Bruce F. Simberg	$40,000	—	—	—	—	—		$40,000
Richard W. Wilcox, Jr.	$40,000	—	—	—	—	$5,113	(3)	$45,113

1.	Includes $4,313 paid for country club membership and $1,000 for events attended by director and/or family in 2006.

2.	Includes $4,313 paid for country club membership and $2,070 for events attended by director and/or family in 2006.

3.	Includes $4,313 paid for country club membership and $800 for events attended by director and/or family in 2006.

Potential Payments Upon Termination or Change in Control

Chief Executive Officer. Pursuant to his employment agreement, if Mr. Lawson is terminated without cause (whether through constructive termination or otherwise), we must make a lump-sum severance payment to him in an amount equal to two year's salary, plus any bonuses in the last 12 months and all of his unvested options would become immediately exercisable and vested. If Mr. Lawson’s employment is terminated after a change in control for good reason, he is entitled to a lump sum severance payment equal to 299% of his last years salary, plus any bonuses in the last 12 months (“parachute payment”), reimbursement of any tax payments made in connection with the parachute payment and all of his unvested options will be immediately vested and exercisable. If Mr. Lawson employment is terminated because of disability or death, we must make a lump sum payment of $350,000 to Mr. Lawson or his estate, respectively. We are not obligated to make any cash payment to Mr. Lawson if his employment is terminated by us for cause or by Mr. Lawson without cause.

The table below reflects the amount of compensation payable to Mr. Lawson in the event of a termination of each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2006.

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Termination		Death	Disability	Change in Control for Good Reason
Compensation:
Base Salary	$0	$0	$350,000		$350,000	$350,000	$350,000
Bonus	$0	$0	$0		$0	$0	$0
Long-Term Incentives
Stock Options
(Unvested & Accelerated)	$0	$0	$636,800	(1)	$0	$0	$636,800	(1)
Benefits and Perquisites:
280G Tax Gross-Up	$0	$0	$0		$0	$0	$0

1. This calculation is based on the difference between the closing stock price of the Company’s common stock on December 31, 2006 ($23.75) and the exercise price of Mr. Lawson’s unvested options which became immediately accelerated.

Chief Financial Officer. Pursuant to his employment agreement, if Mr. Jennings is terminated without cause (whether through constructive termination or otherwise), we must make a lump-sum severance payment to him for the balance of term remaining on his employment agreement which expires on May 5, 2008 and all of his unvested options would become immediately exercisable and vested. It has been the Company’s practice if an executive is terminated without cause, to accelerate any unvested options. Based on this policy, if we terminated Mr. Jennings without cause, his unvested options would be automatically accelerated.

The table below reflects the amount of compensation payable to Mr. Jennings in the event of a termination of each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2006.

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Termination		Death	Disability	Change in Control for Good Reason
Compensation:
Base Salary	$0	$0	$199,385		$0	$0	$0
Bonus	$0	$0	$0		$0	$0	$0
Long-Term Incentives
Stock Options
(Unvested & Accelerated)	$0	$0	$156,680	(1)	$0	$0	$0
Benefits and Perquisites:
280G Tax Gross-Up	$0	$0	$0		$0	$0	$0

1. This calculation is based on the difference between the closing stock price of the Company’s common stock on December 31, 2006 ($23.75) and the exercise price of Mr. Lawson’s unvested options which became immediately accelerated.

Non-compete, non-solicitation and non-disclosure agreement

Other Executives. We are not obligated to make any cash payments to any of our other employees (except for our Chief Executive Officer and Chief Financial Officer) if their employment agreement is terminated by us for any reason. It has been the Company’s practice if an executive is terminated without cause, to accelerate any unvested options.

As a condition to Mr. Lawson and Mr. Jennings’ entitlement to receive the base salary amounts and equity award acceleration referenced in the tables above, each is bound by the terms of his non-competition agreement which prohibits him from working in the insurance industry in any territories where the Company has been doing business for a period of one year from the date on which he terminates employment with the Company for any reason (other than without cause). For a period of one year after his employment is terminated, he is also prohibited from soliciting directly for himself or for any third person any employees or former employees of the Company, unless the employees have not been employed by the Company for a period in excess of six months and from disclosing any confidential information that he learned about the Company during his employment.

Separation and Release Agreement

Kent M. Linder. Effective as of January 31, 2006, we entered into a separation and release agreement with Mr. Linder. Mr. Linder had been with the Company from December 9, 1998 until January 31, 2006 and served as our Chief Operating Officer from March 3, 2005 to January 31, 2006. Under this Separation and Release Agreement, Mr. Linder agreed not to compete against the Company for a period of one year after the date of the Separation and Release Agreement. He also agreed to certain covenants regarding non-solicitation of employees and non-disparagement.

INDEPENDENT DIRECTORS COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During 2006, the Independent Directors Committee consisted of Messrs. Dorf, Hart, Prygelski, and Wilcox. None is a current or former officer of the Company or any of its subsidiaries. No committee interlocks with other companies, within the meaning of the SEC’s proxy rules, existed in 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bruce Simberg, a director, is a partner of the Fort Lauderdale, Florida law firm of Conroy, Simberg, Ganon, Krevans & Abel, P.A., which renders legal services to the Company. In 2006, the Company paid legal fees to Conroy, Simberg, Ganon, Krevans & Abel, P.A. for services rendered in the amount of approximately $257,789. We believe that the services provided by Conroy, Simberg, Ganon, Krevans & Abel, P.A. are on terms at least as favorable as those that we could secure from a non-affiliated third party.

During 2006, Mr. Lawson’s spouse, cofounder of the Company, received salary compensation totaling $117,000 and an auto allowance of $13,500; Mr. Lawson’s daughter received salary compensation totaling $88,000 for her services as a vice president of one of the Company’s insurance subsidiaries and as human resources director; Mr. Lawson’s son-in-law received salary compensation totaling $51,716 for his services as claims adjuster/investigator; Mr. Lawson’s sister-in-law received salary compensation totaling $45,412 for her services as an underwriter for one of the Company’s insurance subsidiaries; and Mr. Lawson’s nephew received salary compensation totaling $93,331 for his services as the president of the Company’s premium finance subsidiary and vice president of operations. We believe that the compensation provided to these individuals is comparable to that paid by other companies in our industry and market for similar positions.

We have adopted a policy that any transactions between the Company and executive officers, directors, principal shareholders or their affiliates take place on an arms-length basis and require the approval of a majority of our independent directors.

PROPOSAL TWO: RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected of DeMeo Young McGrath (“DeMeo”) as the independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the 2007 fiscal year and we are asking the shareholders to ratify this selection. Representatives of DeMeo will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audited services to be provided by DeMeo. The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by DeMeo during the year and estimated fees. The Audit Committee Chairman may approve permissible non-audit services with subsequent notification to the full Audit Committee. All services rendered to us by DeMeo in 2006 were pre-approved in accordance with these procedures.

DeMeo has served as the Company’s independent auditors for each fiscal year since 2002. McKean, Paul Chrycy, Fletcher & Co. (“McKean”) was the Company’s independent auditor prior to 2002. DeMeo has advised the Company that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by DeMeo during the fiscal year ended December 31, 2006 were furnished at customary rates.

The following table shows fees that we paid (or accrued) for professional services rendered by DeMeo for fiscal 2006 and 2005. In fiscal 2005, we also paid McKean $1,663 for audit related fees.

	DeMeo Fiscal 2006	DeMeo Fiscal 2005	McKean Fiscal 2005
Audit Fees(1)	$330,582	$289,800	$0
Audit-Related Fees(2)	$9,925	$1,514	$1,663
Tax Fees(3)	$102,789	$115,410	$0

Total	$443,296	$406,724	$1,663

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted primarily of audits of employee benefit plans and special procedures related to regulatory filings in 2006.

(3)	Tax fees consisted primarily of assistance with tax compliance and reporting.

Vote Required and Recommendation

The ratification of the selection of DeMeo Young McGrath, as our independent certified public accountants for the 2007 fiscal year requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock, present in person or by proxy, at the Annual Meeting. Broker non-votes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of DeMeo Young McGrath as independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DEMEO YOUNG MCGRATH AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2007 FISCAL YEAR.

SHAREHOLDER MATTERS

Shareholder Communications with the Board

The Independent Directors Committee is responsible for receiving shareholder communications on behalf of the Board. Any shareholder may send communications by mail to the Board or individual directors c/o Corporate Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311 or via our website at www.21stcenturyholding.com. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response. In particular, communications such as product or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 of the SEC’s proxy rules, a shareholder intending to present a proposal to be included in the proxy statement for our 2008 Annual Meeting of Shareholders must deliver a proposal in writing to our principal executive offices no later than the close of business on February 1, 2008 (or a reasonable time before we begin to print and mail the proxy materials for the 2008 annual meeting, if we change the date of the 2007 annual meeting more than 30 days from the date of this year’s Annual Meeting). Proposals should be addressed to: Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311. Proposals of shareholders must also comply with the SEC’s rules regarding the inclusion of shareholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Shareholder proposals intended to be presented at, but not included in the proxy materials for, our 2008 annual meeting, must be timely received by us in writing at our principal executive offices, addressed to the Secretary of the Company as indicated above. Under the Company’s bylaws, to be timely, a shareholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the meeting. If we give less than 70 days’ notice or prior public disclosure of the meeting date, however, notice by a shareholder will be timely given if received by the Company not later than the close of business on the tenth day following either the date we publicly announce the date of our annual meeting or the date of mailing of the notice of the meeting, whichever occurs first. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	The name and record address of the shareholder proposing such business,

•	The class and number of shares beneficially owned by the shareholder, and

•	Any material interest of the shareholder in such business.

The SEC’s rules permit our management to vote proxies on a proposal presented by a shareholder as described above, in the discretion of the persons named as proxy, if:

•	We receive timely notice of the proposal and advise our shareholders in the 2008 proxy materials of the nature of the matter and how management intends to vote on the matter; or

•	We do not receive timely notice of the proposal in compliance with our bylaws.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to our Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311.

Shareholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact our Chief Financial Officer by phone at (954) 581-9993 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311 to request multiple copies of the Proxy Statement in the future.

By Order of the Board of Directors REBECCA L. CAMPILLO, Secretary

Lauderdale Lakes, Florida April 20, 2007

21st CENTURY HOLDING COMPANY
ANNUAL MEETING OF SHAREHOLDERS - MAY 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward J. Lawson as Proxy, with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.01 par value per share (the “Common Stock”), of 21st Century Holding Company (the "Company") held of record by the undersigned on April 2, 2007 at the Annual Meeting of Shareholders to be held on May 22, 2007 or any adjournments or postponements thereof.

Proposal 1. ELECTION OF DIRECTORS

☐	FOR ALL THE NOMINEES LISTED BELOW

☐	WITHHOLD AUTHORITY (except as marked to the contrary below) TO VOTE FOR ALL NOMINEES LISTED BELOW.

Edward J. Lawson	Michael H. Braun

(INSTRUCTION: To withhold authority for any individual nominees, write that nominee's name in the space below.)

Proposal 2. RATIFICATION OF SELECTION OF DEMEO YOUNG MCGRATH AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2007 FISCAL YEAR

☐ For                  ☐ Against                   ☐ Abstain

Proposal 3. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

☐ For                  ☐ Against                   ☐ Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2, and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated: ________________________, 2007

(Signature)	(Signature)

PLEASE SIGN HERE

Please date this proxy and sign your name exactly as it appears hereon.

Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES